                                                                     EXHIBIT 2.2

March 27, 1997



To Our Stockholders:

The purpose of this letter is to advise you of the important progress made in the reorganization of our Company and of your opportunity to participate as an owner in our post-bankruptcy operations.

THE PLAN OF REORGANIZATION
--------------------------

Enclosed please find our Disclosure Statement dated March 27, 1997. This Disclosure Statement relates to the Plan of Reorganization, as Amended (the "Plan") proposed by 50-OFF Stores, Inc. and our significant affiliates (collectively, our "Company"), all of which filed voluntary chapter 11 bankruptcy on October 9, 1996.

The Plan provides a mechanism for our Company to emerge from chapter 11 as a reorganized, viable business concern, and includes an important offer to our current Stockholders, whose interests will otherwise be canceled on the Effective Date of the Plan.

The Official Committee for the Unsecured Creditors has expressed its unanimous support for the Plan, as has MetLife Capital Corporation, an impaired, secured creditor of our Company. General Electric Capital Corporation, the current provider of debtor-in-possession financing for our Company, has expressed its interest in providing the Senior Secured Exit Financing required by the Plan. WE URGE YOU TO SEND IN YOUR BALLOTS PROMPTLY AND TO VOTE TO ACCEPT THE PLAN.

The Plan is the result of a substantial amount of hard work and negotiations with creditors of our Company. As a result of those negotiations, the reorganized Company will emerge from bankruptcy with over 70% of our debt eliminated, and management has secured the right of our existing Stockholders to buy new equity in the newly reorganized Company on an advantageous basis.

THE OFFERING
------------

The Plan offers our Stockholders of record March 21, 1997 the right to buy Units which consist of 20 shares of reorganized 50-OFF Series A Preferred Stock and 20 shares of reorganized 50-OFF Common Stock for a price of $100 per Unit (the "Offering"). Of that price, and for basis purposes, $60, or $3.00 per share, is being allocated to the purchase of the Series A Preferred Stock and $40, or $2.00 per share, is being allocated to the purchase of the new Common Stock.

Letter to Stockholders
March 27, 1997
Page 2

The Plan provides that holders of Series A Preferred Stock will be entitled to: a liquidation preference in the amount of $5 per share of Series A Preferred Stock and cumulative dividends of 5.5% of such Preferred Stock's liquidation value per year ($5.50 per Unit). The Series A Preferred Stock is also convertible into two shares of new Common Stock.

Participants in this Offering will hold ALL of the new Common Stock issued pursuant to the Plan.

SIGNIFICANT CHANGES IN THE COMPANY'S OPERATIONS
-----------------------------------------------

In the course of the reorganization process, many positive changes have occurred in the core business of our Company. These changes include:

 . Our Company is being lead by new management (including my position as President of our Company for less than one year) and a new Board of Directors that are committed and motivated to maximize the value of the reorganized Company's equity securities.

 . Our Company has used the bankruptcy process to close undesirable store locations and retrench geographically; it is now operating a carefully selected, core group of 41 stores (selected from the 101 stores formerly operated), each of which has demonstrated the capacity to operate profitably. The bankruptcy filing allowed the rejection of the lease obligations on the other store locations with no out-of-pocket payment by our Company.

 . Our Company is implementing a program to convert our continuing stores from the old "50-OFF" off-price retailing concept with its strong weighting of softline inventories to our new "LOT$OFF" closeout retailing concept with a
majority of inventories in hardlines.   Results have been encouraging in the
stores that have been converted to date. This conversion is not merely a name change; it is a continuation of our commitment to carry a broader mix of inventory at closeout prices. The concept we are implementing with the LOT$OFF stores has been implemented successfully by other retail chains which are experiencing large increases in sales and profits and which enjoy high earnings multiples for their equities in the stock market.

 . Increased discipline and the downsizing in the number of stores we operate have allowed our Company to reduce our corporate staff and other store support overhead substantially. Today, our Company employs 44 full time employees at our store support center, and in the field providing other store support services, at a total payroll cost of approximately $2.0 million per year. Approximately one year ago, our Company had 147 such employees at a total payroll cost of $4.9 million per year. This reduction alone should have a meaningful and favorable impact on our bottom line.

Letter to Stockholders
March 27, 1997
Page 3

 . We have recently sold the corporate headquarters building and leased back only that portion of the building actually needed for our continuing operations. The sale eliminated substantial additional overhead at the corporate level and has also allowed our Company to direct meaningful cash resources to restocking our remaining stores with more appropriate inventory levels, which should lead to increased sales and profitability.

 . Our Company has filed two major lawsuits to recover damages related to our issuance of securities in late fiscal 1995 (the "Lawsuits"). In this securities offering, our Company placed 1.5 million shares of our Common Stock in escrow pending receipt of the agreed purchase price of $3.65 per share ($5,475,000, in the aggregate). Before any of the purchase price was paid, our Common Stock was released to the putative buyers who subsequently traded the stock in the open market and disappeared. We have sued various parties involved in the transaction; one of the Lawsuits is currently set for trial in August 1997, and the second is "specially" set in October 1997. We expect that, within this calendar year, the Lawsuits will be resolved, and we have a high expectation that favorable recoveries will be made. Any such recoveries will add important resources to our implementation of the closeout retailing concept and, coupled with the required proceeds of the Offering and the Senior Secured Exit Financing facility, should accelerate our reaching the "Target" operating results in our business plan (summarized in the Disclosure Statement).

 . Under the Plan, over $25 million of liabilities are being eliminated as liabilities from 50-OFF's balance sheet, while substantial other liabilities are being compromised and/or paid out over significant periods of time.

 . The Company obtained a new revolving, asset based lending facility from General Electric Capital Corporation during its chapter 11 proceeding. This new facility has substantially better terms than the prior facility, including a favorable interest rate. The Company is optimistic that this relationship will continue after bankruptcy and, although no definitive agreement has been signed, we have received a letter from General Electric Capital Corporation formally expressing its interest in providing the Senior Secured Exit Financing required on the Effective Date of the Plan.

 . Under the Plan, the general unsecured creditors are given a lien on the net proceeds of the Lawsuits (see the Plan and Disclosure Statement regarding such lien); however, pursuant to the Plan and so long as the reorganized Company is not in liquidation, general unsecured creditors are REQUIRED to buy Series A Preferred Stock, including their initial positions, for $5 per share upon receipt of any Net Lawsuits' Proceeds. Under the Offering, current Stockholders are buying one share of Series A Preferred Stock AND one share of new Common Stock for $5.00.

Letter to Stockholders
March 27, 1997
Page 4

YOUR DECISION
-------------

The Bankruptcy Court may not confirm the Plan without adequate commitments to buy the Units. Your subscription for the Units is, therefore, extremely important to the future of our Company.

                        WE STRONGLY URGE YOU TO PURCHASE
                  THE UNITS BEING OFFERED TO YOU IN THE PLAN.

To subscribe for the purchase of Units in the Offering pursuant to the Plan, fill out the NON-BINDING Expression of Interest in Purchasing Rights Units form and return the completed form consistent with the instructions. You will then receive a Subscription Exercise Form for execution to return with your check, or wire for the full purchase price of the number of Units for which you wish to subscribe. Your funds will be held in escrow by Bank One, Texas N.A. until the Offering closes. If the Offering does not close, your funds will be returned to you by Bank One, Texas, N.A. Complete instructions are included in the Plan and the Disclosure Statement.

As with any investment, risks are associated with the purchase of the Series A Preferred Stock and the new Common Stock. You are urged to read this Disclosure Statement in its entirety for a description of the reorganized Company's prospects, the associated risks and detailed discussions of each of the matters outlined above.

Your prompt consideration of this important matter is appreciated.

Sincerely,

/s/ CHARLES J. FUHRMANN II

Charles J. Fuhrmann II
President, CEO & CFO

================================================================================
                              50-OFF STORES, INC.
           EXPRESSION OF INTEREST IN PURCHASING RIGHTS OFFERING UNITS
                                 (NON-BINDING)
           ----------------------------------------------------------

As of the close of business on March 21, 1997, the undersigned was the record or beneficial owner of the following number of shares of common stock of 50-OFF Stores, Inc.
                                                            --------------------
Pursuant to its Plan of Reorganization, as amended, 50-OFF Stores, Inc. is offering its stockholders of record (as of March 21, 1997) the right to purchase Rights Offering Units at $100 each (each such Unit consists of 20 shares of Series A Preferred Stock and 20 Shares of New Common Stock both in reorganized 50-OFF Stores, Inc.). By signing below, you hereby express an interest in purchasing the following number of such Units (this expression of interest is non-binding; you are not required to purchase such Units by signing this document):
                                                            --------------------

If you express a favorable interest, a binding Subscription Exercise Form for Rights Offering, together with instructions, will be mailed to you at the address below. To exercise your right to purchase Units you must complete the Subscription Exercise Form for Rights Offering and return it with the full purchase price on or before May 20, 1997. You will not be obligated to purchase the Units unless and until you sign and return the Subscription Exercise Form for Rights Offering. PLEASE RETURN THIS EXPRESSION OF INTEREST PROMPTLY TO PROVIDE YOU WITH SUFFICIENT TIME TO RECEIVE AND RETURN THE SUBSCRIPTION EXERCISE FORM FOR RIGHTS OFFERING PRIOR TO MAY 20, 1997.

Upon subscribing, your funds will be held in escrow by Bank One, Texas, N.A. pending receipt of the required minimum number of subscriptions (30,500 Units) and the United States Bankruptcy Court's approving 50-OFF's proposed Plan of Reorganization. Your money will be promptly returned if the required minimum is not subscribed for or the Court does not approve the Plan.

     THIS FORM WILL BE ACCEPTED VIA FACSIMILE.

     Date:
          -----------------------------

                                       Signature:
                                                 -------------------------------

                                       Name (typed or
                                             printed):
                                                      --------------------------

                                       Address:
                                               ---------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Phone (      )
                                             -----------------------------------

                        -------------------------------
                           Return completed form to:

                          SHEINFELD, MALEY & KAY, P.C.
                             ATTN: RICHARD G. GRANT
                        1700 PACIFIC AVENUE, SUITE 4400
                                DALLAS, TX 75201
                              FAX:  (214) 953-1189
                        -------------------------------


                       IMPORTANT NOTICE REGARDING SHARES
                   HELD IN THE NAME OF A STOCK BROKER/DEALER
                   -----------------------------------------

IF YOU ARE THE BENEFICIAL OWNER OF STOCK HELD IN THE NAME OF A STOCK BROKER OR DEALER, YOU SHOULD DISREGARD THE ADDRESS ABOVE AND INSTEAD RETURN THIS EXPRESSION OF INTEREST TO YOUR STOCK BROKER/DEALER, WHO IN TURN WILL INDICATE
YOUR INTEREST TO 50-OFF.   A  SUBSCRIPTION EXERCISE FORM FOR RIGHTS OFFERING
WILL BE PROVIDED TO YOU WHICH YOU SHOULD ALSO RETURN TO YOUR STOCK BROKER/DEALER. TO ALLOW SUFFICIENT TIME FOR PROCESSING, YOU SHOULD RETURN THIS EXPRESSION OF INTEREST TO YOUR BROKER/DEALER PRIOR TO APRIL 30, 1997.
                                                      ==============

================================================================================

                        United States Bankruptcy Court
                       for the Western District of Texas
                             San Antonio Division

In re:                                 (S)
                                       (S)
50-OFF STORES, INC.,                   (S)     Case No. 96-54430-C through
a Delaware corporation;                (S)  Case No. 96-54433-K, respectively,
50-OFF MULTISTATE OPERATIONS, INC.,    (S)
a Nevada corporation;                  (S)     Jointly Administered under
50-OFF TEXAS STORES, L.P.,             (S)        Case No. 96-54430-C
a Texas limited partnership; and       (S)
50-OFF OPERATING COMPANY, INC.,        (S)              Chapter 11
a Nevada corporation,                  (S)
                                       (S)
         Debtors.                      (S)
--------------------------------------------------------------------------------
                       BALLOT FOR ACCEPTING OR REJECTING
                  DEBTORS' PLAN OF REORGANIZATION, AS AMENDED
--------------------------------------------------------------------------------
    The Debtors' Plan of Reorganization, as Amended, dated March 27, 1997 (the "Plan") and filed jointly by the above-captioned Debtors can be confirmed by the Court and thereby made binding on you if it is accepted by the holders of two-thirds in amount of the equity security interests (i.e., of the shares of stock). In the event that the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair and equitable treatment to the class rejecting it and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete and return this ballot to:

                          Sheinfeld, Maley & Kay, P.C.
                             Attn: Richard G. Grant
                            1700 Pacific, Suite 4400
                            Dallas, Texas 75201-4618
                           Facsimile No. 214-953-1189

All ballots must be received at the above address on or prior to May 20, 1997 at 5:00 Central Time. Any ballot received after this date will not be counted. Ballots that are untimely, unsigned or not properly completed may not be counted. Ballots will be accepted by telecopy; however, no assurances can be made that the telecopy number above will not be busy, especially near the deadline when numerous ballots may be forthcoming. The risk of timely delivery is upon the voting stockholder. No confirmation of receipt will be provided.

IF YOU ARE THE BENEFICIAL OWNER OF STOCK HELD IN THE NAME OF A STOCK BROKER/DEALER: YOU SHOULD DISREGARD THE ADDRESS ABOVE AND INSTEAD RETURN THIS BALLOT TO STOCK BROKER/DEALER, WHO IN TURN WILL VOTE YOUR STOCK ON YOUR BEHALF IN THE MANNER THAT YOU HAVE INDICATED ON THIS BALLOT. YOUR BROKER/DEALER MUST VOTE PRIOR TO MAY 20, 1997, THUS YOU SHOULD RETURN YOUR BALLOT TO YOUR BROKER/DEALER IN SUFFICIENT TIME TO ENSURE SUFFICIENT TIME FOR YOUR BROKER/DEALER TO CAST YOUR VOTE PRIOR TO MAY 20, 1997. PREFERRABLY, YOU SHOULD RETURN YOUR BALLOT TO YOUR BROKER/DEALER ON OR BEFORE APRIL 30, 1997.
--------------------------------------------------------------------------------

                        YOUR VOTE - CHECK ONLY ONE BOX:
--------------------------------------------------------------------------------
The undersigned, the beneficial or record holder of _______________ shares of common stock in 50-OFF Stores, Inc. hereby votes as follows with regard to the
Plan:
           [_] ACCEPTS                        [_] REJECTS
--------------------------------------------------------------------------------

    DATED: _______________________, 1997.

    Name of  Voting Shareholder (Print or Type):
                                                --------------------------------
                                      Signature:
                                                --------------------------------
                              Name of Signatory:
                                                --------------------------------
   Office or Title of Signatory (if applicable):
                                                --------------------------------
                                 Street Address:
                                                --------------------------------
                                 City/State/Zip:
                                                --------------------------------
                                      Telephone:
                                                --------------------------------

          IF YOU WISH TO SUBSCRIBE FOR UNITS IN THE RIGHTS OFFERING,
  YOU MUST ALSO FILL OUT AND RETURN THE EXPRESSION OF INTEREST IN PURCHASING
                             RIGHTS OFFERING UNITS

                  HYPOTHETICAL CHAPTER 7 LIQUIDATION ANALYSIS
                          PRO FORMA FOR MARCH 1, 1997


ASSETS                                          ASSUMPTIONS                               000'S
------                                          -----------                              -------
Cash                                            3 Days Float                             $   475
Inventory                                       74% of Cost                               11,822
FF&E                                            70% of Stipulated Fair Market Value          829
Prepaids and Other                                                                           100
                                                                                         -------
Total Assets                                                                             $13,226

SECURED CLAIMS
--------------
GECC                                            57% of Inventory Cost Less Reserves      $ 8,206
MetLife                                         Value of FF&E                                829
Professional Carve-out                          Inventory Portion                            300
Total Secured Claims                                                                     $ 9,335
                                                                                         -------

NET UNENCUMBERED PROCEEDS                                                                $ 3,891
-------------------------                                                                =======

CHAPTER 7 EXPENSES
------------------
Trustee's Fees                                  3% of Unencumbered Assets                $   117
Professional Fees                               Trustee's Counsel and Accountant             250
Lawsuit "Warchest"                                                                           300
Miscellaneous                                   Office Rental, Storage, Insurance and
                                                 Other                                        35
                                                                                         -------
Total Chapter 7 Expenses                                                                 $   702

CHAPTER 11 EXPENSES AND PRIORITY CLAIMS
---------------------------------------
Chapter 11 Professionals                        2 Months at 150, Plus Unpaid (Less
                                                Carve-out)                               $   325
Post-petition Trade Payables                    Merchandise                                1,000
Payroll                                         One Payroll, In Arrears, Due 3/1/97          327
Insurance                                                                                    100
Rent                                            October Stub for Occupied Property           752
Unpaid Occupancy Costs                          Utilities, Phone, Etc.                       250
Sales Tax                                       Prepetition and Unpaid Post-petition
                                                at 3/1/97                                    600
Property Taxes                                  1996 and 1997 on 44 Stores Only              740
Accrued and Unpaid Overhead                                                                  200
                                                                                         -------
Total Chapter 11 Expenses and  Priority Claims                                           $ 4,294

TOTAL CHAPTER 7 AND 11 EXPENSES AND
-----------------------------------
PRIORITY CLAIMS                                                                          $ 4,996
---------------                                                                          -------

NET AVAILABLE TO NON-PRIORITY, UNSECURED
----------------------------------------
CREDITOS/1/                                                                              $(1,105)
-----------                                                                              =======

________________________________________
/1/    Excludes any consideration of Net Lawsuits' Proceeds.

                                  EXHIBIT "A"
           TO THE DEBTORS' JOINT PLAN OF REORGANIZATION, AS AMENDED

                        EXECUTORY CONTRACTS AND LEASES
                        TO BE ASSUMED AND CURE PAYMENTS
                        -------------------------------


                             PART 1 - STORE LEASES
                  (42 LEASES CONSTITUTING 41 STORE LOCATIONS)

--------------------------------------------------------------------------------------------------------------------
STORE     CITY               STREET ADDRESS                     LANDLORD NAME                    CURE AMOUNT   STORE
 NO.                                                                                                             NO.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
854    Albuquerque       9500 Montgomery Blvd., Ste. 5       Sentinel Associates                    16,000.00    854
--------------------------------------------------------------------------------------------------------------------
935    Albuquerque       5555 Zuni Road S.E.                 WalMart Stores, Inc.                   11,150.62    935
--------------------------------------------------------------------------------------------------------------------
846    Albuquerque       4201 Central Blvd. N.W.             WalMart Stores, Inc.                   13,346.82    846
--------------------------------------------------------------------------------------------------------------------
821    Amarillo          3415 Bell Street                    Amarillo Centers Inc.                      26.69    821
                                                             C/O  Weingarten Realty
--------------------------------------------------------------------------------------------------------------------
833    Austin            5441 North IH-35                    Capital/Highway 35, Ltd.  c/o          21,794.66    833
                                                             Cencor Realty Service, Inc.
--------------------------------------------------------------------------------------------------------------------
859    Baton Rouge       7389 Florida Blvd.                  Bon Marche Mall                        14,816.08    859
                                                             c/o Sentinel Associates
--------------------------------------------------------------------------------------------------------------------
858    Baton Rouge       5151 Plank Street                   Delmont Village S.C.                   16,038.71    858
--------------------------------------------------------------------------------------------------------------------
843    Bossier City      1701 Old Minden Road                Heart O Bossier S.C. c/o Latter &      14,534.92    843
                                                             Blum
--------------------------------------------------------------------------------------------------------------------
825    Brownsville       812 North Expressway                Fausto Yturria, Jr.                     7,096.77    825
--------------------------------------------------------------------------------------------------------------------
822    Corpus Christi    4717 S. Padre Island Dr.            Padre Everheart Corp.                  24,143.22    822
--------------------------------------------------------------------------------------------------------------------
850    Dallas            220 Wynnewood Village               Bellaire Capital Partnership LP        17,819.91    850
--------------------------------------------------------------------------------------------------------------------
847    Dallas            117-123 Pleasant Grove Shopping     Pleasant Grove S.C., Inc. c/o          23,345.83    847
                         Center                              Intershop
--------------------------------------------------------------------------------------------------------------------
873    El Paso           5567 Alameda Avenue                 Nussbaum, Torres & Co., PC  --         31,452.84    873
                                                             RPM Fox Plaza
--------------------------------------------------------------------------------------------------------------------
813    El Paso           1323 Lee Trevino Road               The Steel Corp. of Texas               18,565.01    813
--------------------------------------------------------------------------------------------------------------------
879    Garland           3359 W. Walnut Ste. 100             Holly Webber, Inc. c/o Quine &         19,379.35    879
                                                             Assoc
--------------------------------------------------------------------------------------------------------------------
871    Gretna            #8 Westside Shopping Center         Sarpy Properties, Inc.                 17,146.66    871
                                                             Westside North Shopping Center
--------------------------------------------------------------------------------------------------------------------
839    Haltom City       3125 Denton Highway                 N.S. Joint Venture c/o Quine &          6,700.00    839
                                                             Assoc.
--------------------------------------------------------------------------------------------------------------------
831    Harlingen         901 N. 13th Street, Space 26        Spigel Properties                      12,629.37    831
--------------------------------------------------------------------------------------------------------------------
851    Houston           1238 Uvalde                         Bellaire Capital Partnership LP        16,196.66    851
--------------------------------------------------------------------------------------------------------------------
845    Houston           11737 Eastex Freeway                CenterAmerica Property Trust, LP       17,634.90    845
--------------------------------------------------------------------------------------------------------------------
861    Houston           6059 SLE 610 at Long                J. Michael Epstein or Bob Sisson       12,938.28    861
--------------------------------------------------------------------------------------------------------------------
852    Houston           201 Northline Mall                  Northline Joint Venture c/o            14,534.98    852
                                                             Manley, Berenson & Assoc.
--------------------------------------------------------------------------------------------------------------------
883    Laredo            4510 San Bernardo Avenue            WalMart Stores, Inc.                   22,964.07    883
--------------------------------------------------------------------------------------------------------------------

                                                                          Page 1

--------------------------------------------------------------------------------
Exhibit "A" to the Debtors' Joint Plan of Reorganization, as Amended--Executory Contracts and Leases to be Assumed and Cure Payments

--------------------------------------------------------------------------------------------------------------------
STORE     CITY               STREET ADDRESS                     LANDLORD NAME                    CURE AMOUNT   STORE
 NO.                                                                                                             NO.
--------------------------------------------------------------------------------------------------------------------
912    Lawton            50 N. Sheridan Road                 Rogers Commercial Properties            9,724.69    912
--------------------------------------------------------------------------------------------------------------------
818    Lubbock           5025-B 50th Street                  Equity Development Corp.               20,714.00    818
--------------------------------------------------------------------------------------------------------------------
896    McAllen           123 S. Main Street                  Omega Realty, Inc.                     24,302.81    896
--------------------------------------------------------------------------------------------------------------------
880    Memphis           1367 Poplar Avenue                  Boyle Investment Co.                   13,833.34    880
                                                             -- D Canale & Co.
--------------------------------------------------------------------------------------------------------------------
809    Midland           3111 B. Cuthbert Street             3111 Cuthbert Corporation              15,820.38    809
--------------------------------------------------------------------------------------------------------------------
867    Midwest City      160 Air Depot Road                  Weingarten/Oklahoma Inc.                3,894.50    867
--------------------------------------------------------------------------------------------------------------------
832    Oklahoma City     2908 S.W. 29th Street               Economy Square Inc.                    15,653.80    832
--------------------------------------------------------------------------------------------------------------------
840    Oklahoma City     7357 South Shields                  South Shields #1 Ltd. c/o J. Herzog     6,194.64    840
--------------------------------------------------------------------------------------------------------------------
810    Pharr             500 North Jackson Road              WalMart Stores, Inc.                   37,623.15    810
--------------------------------------------------------------------------------------------------------------------
814    Roma              River View Shopping Center Hwy. 83  Armando Pena                           11,299.77    814
--------------------------------------------------------------------------------------------------------------------
814A   Roma              Riverview Shopping Plaza            Jose Cantu                              3,936.00  814A
--------------------------------------------------------------------------------------------------------------------
933    San Antonio       4100 S. New Braunfels, Ste. 912     Bexar McCreless Corp                   20,000.00    933
                                                             c/o MEPC Mgmt
--------------------------------------------------------------------------------------------------------------------
802    San Antonio       1007 South W.W. White Road          HEB Store Property #1                   9,102.67    802
--------------------------------------------------------------------------------------------------------------------
894    San Antonio       1745 S.W. Loop 410                  Las Vegas Boys & Girls Club            31,177.56    894
                                                             Foundation
--------------------------------------------------------------------------------------------------------------------
842    San Antonio       4252 Fredericksburg Rd #A18         Madison Marquette Realty Services      15,838.70    842
--------------------------------------------------------------------------------------------------------------------
801    San Antonio       803 Castroville Road #418           TCP Las Palmas Partners, Ltd.          27,563.91    801
--------------------------------------------------------------------------------------------------------------------
812    San Antonio       2555 S.W. Military Road             W-D Enterprises                        33,367.76    812
--------------------------------------------------------------------------------------------------------------------
838    Shreveport        2707 West 70th Street               The Penn Mutual Life Ins. Co.           5,668.50    838
--------------------------------------------------------------------------------------------------------------------
824    Waco              253-A Lake Air Center               Spigel Properties                      15,000.00    824
--------------------------------------------------------------------------------------------------------------------
                                                                                                   690,972.53
--------------------------------------------------------------------------------------------------------------------


                PART 2 - CONTRACTS AND PERSONAL PROPERTY LEASES

-----------------------------------------------------------------------------------------------------------------
NAME OF OTHER PARTY TO CONTRACT                      DESCRIPTION OF CONTRACT                      CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
Ford Motor Credit Co.                            Lease of 1994 Ford Taurus
P.O. Box 834101                                  Vin# 1FALP52UIRA260569                           $11,257.53
Richardson, TX 75083-4101                        Expires June 1997
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP52UORA259560
                                                 Expires July 1997
                                                 Car purchased and sold to Doug Sims
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP52U5RA252099
                                                 Expires July 1997
                                                 Car purchased and sold to Kathy Harvey
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1995 Ford Taurus
                                                 Vin# 1FALP52U1SA160154
                                                 Expires December 1996
                                                 ---------------------------------------

                                                                          Page 2

--------------------------------------------------------------------------------
Exhibit "A" to the Debtors' Joint Plan of Reorganization, as Amended--Executory Contracts and Leases to be Assumed and Cure Payments

-----------------------------------------------------------------------------------------------------------------
NAME OF OTHER PARTY TO CONTRACT                      DESCRIPTION OF CONTRACT                      CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Explorer
                                                 Vin# 1FMDU32Y8RUA64631
                                                 Expires December 1996
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1995 Ford Taurus
                                                 Vin# 1FALP5ZU4SGZ15368
                                                 Expires March 1997
                                                 Car totalled, Ford paid by Wassau
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP52UORA232472
                                                 Expires June 1997
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP52U6RA273883
                                                 Expires September 1997
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP524XRG156904
                                                 Expires May 1997
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP52U3RA252098
                                                 Expires June 1997
-----------------------------------------------------------------------------------------------------------------
                                                 Lease of 1994 Ford Taurus
                                                 Vin# 1FALP52U54A159096
                                                 Expires May 1997
-----------------------------------------------------------------------------------------------------------------
Felco Office Systems, Inc.                       Lease of office copiers and maintenance agreements
1560 Cable Ranch Road                            -  Mita 8585 Copier                                   $ 5,998.64
San Antonio, TX 78245                            -  Mita 5685 Copier and                                 1,709.33
                                                 -  Mita 20 bin sorter                                     234.91
                                                                                                       ----------
                                                                                                       $ 7,942.88
-----------------------------------------------------------------------------------------------------------------
First United Leasing Corporation                 Lease of mailroom equipment                           $   545.42
P. O. Box 828                                    Expires September 1997
Deerfield, IL 60015-0828
-----------------------------------------------------------------------------------------------------------------
Advanced Signing Inc.                            Contract to purchase sign at Albequerque,             $ 1,896.00
4202 Dividend                                    NM location in novation of Lease of sign
San Antonio, TX 78219
-----------------------------------------------------------------------------------------------------------------
The Shoftman Company                             Sublease of space for shoe department                 $    0 .00
P.O. Box 4758                                    at certain continuing locations
Tyler, TX 75712                                  Subleases expire at various dates through 2000
-----------------------------------------------------------------------------------------------------------------
Fox Foto, Inc.                                   Debtor leases property to photo processing          Previously
8758 Tesoro Drive                                store Expires October 1998                          assumed and
San Antonio, TX 78217                                                                                assigned (no
                                                                                                     cure owing)
-----------------------------------------------------------------------------------------------------------------
New Texas Media, Inc.                            Debtor leases office suite to media                 Previously
8750 Tesoro Drive, Suite One                     group Expires September 1997                        assumed and
San Antonio, TX 78217                                                                                assigned (no
                                                                                                     cure owing)
-----------------------------------------------------------------------------------------------------------------

                                                                          Page 3

--------------------------------------------------------------------------------
Exhibit "A" to the Debtors' Joint Plan of Reorganization, as Amended--Executory Contracts and Leases to be Assumed and Cure Payments

-----------------------------------------------------------------------------------------------------------------
NAME OF OTHER PARTY TO CONTRACT                      DESCRIPTION OF CONTRACT                      CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
Casa de Oro Enterprises, Inc.                Sublease of space for retail jewelry at 6 locations       $     0.00
147 E. Commerce St.                          Subleases expire September 1999
San Antonio, TX 78205
-----------------------------------------------------------------------------------------------------------------
Gibson Greetings, Inc.                       Sublease of space for greeting card dept. at 13 locations $     0.00
1431 Greenway Drive, Suite 330               Expires October 1996
Irving, TX 75039
-----------------------------------------------------------------------------------------------------------------

March 24, 199

                                                                          Page 4

--------------------------------------------------------------------------------
Exhibit "A" to the Debtors' Joint Plan of Reorganization, as Amended--Executory Contracts and Leases to be Assumed and Cure Payments